UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

 _______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2018

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Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 375-3006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 16, 2018, Great Elm Capital Group, Inc. (the “Company”) held the 2018 annual meeting of its stockholders (the “Annual Meeting”). The results of the voting at the Annual Meeting were:

For	Against or Withheld	Abstentions and Broker Non-Votes
Election of directors:
Peter A. Reed	14,512,327	86,567	6,325,042
Matthew A. Drapkin	11,824,070	2,775,033	6,324,833
Thomas S. Harbin III	11,724,574	2,871,529	6,327,833
James P. Parmelee	10,935,231	3,660,663	6,328,042
Jeffrey S. Serota	14,444,980	151,123	6,327,833
Mark A. Snell	10,924,359	3,671,535	6,328,042
Hugh Steven Wilson	14,492,606	103,231	6,328,099
Ratification of the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019	19,724,085	1,181,715	18,136
Approval of amendments to the Company’s 2016 Long-Term Incentive Compensation Plan	10,689,636	3,863,018	6,371,282
Approval, on an advisory basis, of the 2018 compensation of the Company’s named executive officers	8,180,949	5,744,040	6,998,947

1 Year	2 Years	3 Years	Abstentions
Approval of the preferred frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers	14,333,831	3,675	260,422	3,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: October 18, 2018	/s/ John J. Woods
	By:	John J. Woods
	Title:	Chief Financial Officer